UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 14, 2008

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2008, the Board of Directors of AvalonBay Communities, Inc. voted to appoint W. Edward Walter to the Board of Directors, effective September 16, 2008.  A press release announcing his appointment is attached as Exhibit 99.1.

Mr. Walter will serve as an independent director and has not been appointed to any Board committees at this time.  Upon joining the Board, Mr. Walter will receive a stock award of 812 shares of Common Stock, to be awarded under a restricted stock agreement in substantially the same form used for current non-employee directors of the Company.  Of such shares, 20% will be vested immediately, and the remaining 80% will vest in four equal annual installments on May 29 of each of the next four years.  Mr. Walter will also receive the same cash compensation as is paid to other directors of the Company after September 16, 2008.

In connection with Mr. Walter’s appointment to the Board of Directors, Mr. Walter and the Company will enter into an Indemnification Agreement in substantially the same form previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

In connection with this appointment, the Board of Directors also changed the size of the Board to nine directors.

ITEM 9.01	Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated July 14, 2008. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

Date: July 14, 2008

ITEM 9.01	Financial Statements and Exhibits

(c)          Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated July 14, 2008. (Filed herewith)